                                                                    Exhibit 10.4

                                   AGREEMENT


                THIS AGREEMENT dated this 8/th/day of December, 1998, between the [deletion] and Eldorado Artesian Springs, Inc. ("Eldorado") is as follows.

                WHEREAS, Eldorado desires to acquire a reliable source of replacement water which is suitable for the purpose of replacing depletions attributable to uses of water in Eldorado's operations in Eldorado Springs, Colorado; and

                WHEREAS, [deletion] has facilities and rights which are suitable for storing, exchanging, and effectuating the delivery of such replacement water to replace depletions arising from Eldorado's operations; and

                WHEREAS, [deletion] is presently negotiating an agreement with the [deletion] through which [deletion] anticipates that it will acquire one unit of the [deletion] from the [deletion];

                NOW, THEREFORE, in consideration of an initial payment by Eldorado to [deletion] of $[deletion], the mutual promises set forth below and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows;

                1. [deletion] will conclude its negotiations with the [deletion] through which [deletion] anticipates it will be entitled to acquire the [deletion] Unit (equating up to 100 acre-feet of fully consumable water) and the right to deliver the [deletion] Unit water through an existing pipeline and a proposed new pipeline spur into [deletion] Reservoir.

        2. Any such agreement between [deletion] and the [deletion] must be concluded within ninety (90) days of this Agreement, unless such time period is extended by mutual agreement of the parties. The terms of the [deletion] Agreement must be fully acceptable to Eldorado; or the [deletion] initial payment will be refunded to Eldorado and this Agreement will terminate.

        3. Upon execution of an acceptable [deletion] Agreement, Eldorado shall secure the funds for the payment of [deletion] to the [deletion] pursuant to the terms of the [deletion] Agreement. Such payment shall be made at the time of the conveyance of the [deletion] Unit after entry of an acceptable decree as described in paragraph 5., below. The said [deletion] shall be consideration for the [deletion] Unit and consideration for [deletion] right to use the new delivery pipeline to deliver water attributable to the [deletion] Unit into [deletion] for the benefit of Eldorado.

        4. Immediately upon execution of this Agreement, [deletion] and Eldorado will cooperate in obtaining any necessary approvals, authorizations from, and inclusions into the [delete] and the Municipal Subdistrict which will enable use of the [deletion] Unit by Eldorado for replacement purposes.

        5. Prior to final action on inclusion of Eldorado into the [delete] and Municipal Subdistrict, the parties shall jointly seek the consent of the [delete] to the filing of an application by Eldorado in the District Court, Water Division No. 1, whereby injurious out-of-priority depletions attributable to Eldorado's uses of water will be fully replaced by exchange or direct release of water stored pursuant to the [deletion] Unit in [deletion]. If such consent is not forthcoming, such application will be withdrawn and all amounts paid by Eldorado to [deletion] shall be returned. Eldorado will be the sole applicant in the case, but the parties will cooperate in all significant case management decisions and on the terms and conditions included in any proposed decree submitted to the Court for consideration.

        6. Within thirty (30) days after obtaining a final decree approving a mutually acceptable plan for augmentation:

                A. [deletion] or Eldorado shall exercise the option to purchase the [deletion] Unit pursuant to the terms of the [deletion], Eldorado shall make the [deletion] payment described in paragraph 3 to [deletion] and [deletion] shall pay [deletion] to [deletion];

                B. Eldorado shall pay [deletion], payable as follows: [deletion] down and the balance of [deletion] payable in ten (10) equal annual installments, including principal and interest at the rate of nine percent (9%) per annum. This amount shall include consideration for the operation of the exchange of water within the [deletion] System so as to make water attributable to the [deletion] Unit available at the headworks of the Community Canal at Eldorado Springs, Colorado and/or to make direct releases of such water from [deletion] to replace otherwise out-of-priority depletions attributable to Eldorado's use of water at Eldorado Springs, Colorado, pursuant to the terms and conditions set forth in the decree described in paragraph 5., above.

        7. [deletion] agrees that it will operate its system so as to make water available at the headworks of the Community Canal at Eldorado Springs, Colorado and/or to make direct releases of such water from [deletion] to replace otherwise out-of-priority depletions attributable to Eldorado's use of water at Eldorado Springs, Colorado, pursuant to the terms and conditions set forth in the decree described in paragraph 5., above.

        8. [deletion] and Eldorado further agree that if Eldorado's future augmentation requirements shall extend beyond the 100 acre-feet of water, which is the subject of this Agreement, the parties will negotiate in good faith for additional water which may be added to the Eldorado augmentation plan pursuant to terms and conditions similar to those set forth herein.

        Dated the day and date above written.

[deletion]                            ELDORADO ARTESIAN
                                      SPRINGS, INC.



By:_______________________________    By:____________________________
   _______________________, President    ____________________, President


STATE OF COLORADO      )
                       )  ss.
COUNTY OF ________     )

            The foregoing instrument was acknowledged before me this 8/th/ day of December, 1998, by _________________, President, [deletion].

            WITNESS my hand and official seal.

            My Commission Expires:_________________________


                                           ________________________
                                           NOTARY PUBLIC

                                           ________________________
                                           ________________________
                                           Telephone:______________

STATE OF COLORADO      )
                       )  ss.
COUNTY OF _________    )

            The foregoing instrument was acknowledged before me this 8/th/ day of December, 1998, by Doug Larson, President, Eldorado Artesian Springs, Inc..

            WITNESS my hand and official seal.

            My Commission Expires:______________________


                                                _______________________
                                                NOTARY PUBLIC

                                                _______________________
                                                _______________________
                                                Telephone:_____________